Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Annual Report on Form 10-K of The Ziegler Companies, Inc. of our report dated February 14, 2001, included in the 2000 Annual Report to Shareholders of The Ziegler Companies, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-39543) of The Ziegler Companies, Inc. and related Prospectus pertaining to The Ziegler Companies, Inc.'s 1989 Employees' Stock Purchase Plan, in the Registration Statement (Form S-8, No. 33-74636) of The Ziegler Companies, Inc. and related Prospectus pertaining to The Ziegler Companies, Inc. 1993 Employees' Stock Incentive Plan and in the Registration Statement and related Prospectus pertaining to certain plans of The Ziegler Companies, Inc. on Form S-8 filed March 29, 2000 (Form S-8, No. 333-33476), of our report dated February 14, 2001, with respect to the financial statements of The Ziegler Companies, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 26, 2001